Exhibit 1.5

[LOGO]	NUMBER: 198095
BRITISH
COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

GUARDIAN ENTERPRISES LTD.

has this day changed its name to

INTERACTIVE ENTERPRISES INC.

Issued under my hand at Victoria, British Columbia
on December 06, 1999

[SEAL]
/s/ John S. Powell

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA